From: Tang, Cathy
Sent: Thursday, October 27, 2011 12:30 PM
To: Bart Craig
Subject: RE: EXTENSION OF THE KFCC/MORGAN's PRE-NEGOTIATION "REMODEL MODEL AGREEMENT" DATE FROM OCTOBER 31, 2011 TO NOVEMBER 30, 2011

Hi Bart,

I hope you are well. I confirm KFCC's agreement to extend the applicable dates in the May 19, 2011 Pre-negotiation Agreement from October 31, 2011 to November 30, 2011.

Best regards,
Cathy

From: Bart Craig
Sent: Thursday, October 27, 2011 12:10 PM
To: Tang, Cathy
Subject: EXTENSION OF THE KFCC/MORGAN's PRE-NEGOTIATION "REMODEL MODEL AGREEMENT" DATE FROM OCTOBER 31, 2011 TO NOVEMBER 30, 2011

Hi CATHY:

Following up on our prior communications I'm addressing this email to you to confirm our agreement that both KFCC & MFI mutually agree to extend the " October 31, 2011" date for a "Remodel Agreement" (and for the other purposes specified in the parties' MAY 19, 2011 PRE-NEGOTIATION AGREEMENT Article VI) until "November 30, 2011". Henceforth, any place in the MAY 19, 2011 PRE-NEGOTIATION AGREEMENT where a task is to be accomplished by OCTOBER 31, 2011, that task shall now be accomplished by NOVEMBER 30, 2011. All other provisions of the KFCC/MFI MAY 19, 2011 PRE-NEGOTIATION AGREEMENT shall remain unchanged.

Please feel free to confirm KFCC's agreement to the date substitution in a responsive email to me.

Kindest Regards,

BART

BARTON J. CRAIG
SENIOR VICE PRESIDENT and
GENERAL COUNSEL
MORGAN'S FOODS, INC,